EXHIBIT 2.1



                   PLAN AND AGREEMENT OF REORGANIZATION

                                  BETWEEN


                          JUNO ACQUISITIONS, INC.

                                    AND

                     LK GLOBAL INFORMATION SYSTEMS, BV

                                    AND

             SHAREHOLDERS OF LK GLOBAL INFORMATION SYSTEMS, BV


                         DATED SEPTEMBER 30, 1997




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                         TABLE OF CONTENTS

TRANSFER OF LK GLOBAL SHARES .................................  1
     1.1  Delivery of LK Global Shares .......................  1

ISSUANCE OF JUNO STOCK TO LK GLOBAL SHAREHOLDERS  ............  2
     2.1  Issuance and Delivery of Exchange Stock. ...........  2
     2.2  No Lien or Encumbrances on Exchange Stock. .........  2
     2.3  Restrictions on the Exchange Stock. ................  2

REGISTRATION RIGHTS ..........................................  3
     3.1  Registration .......................................  3

CLOSING ......................................................  7
     4.1  Closing of Transaction; Closing Date. ..............  7
     4.2  LEFT INTENTIONALLY BLANK. ..........................  7
     4.3  Deliveries on the Closing Date by LK Global. .......  7
     4.4  Deliveries on the Closing Date by Juno to LK Global.    8
     4.5  Deliveries on the Closing Date by Juno to LK Global
          Shareholders........................................  9
     4.6  Filings; Cooperation. ..............................  9

REPRESENTATIONS AND WARRANTIES BY LK GLOBAL ..................  9
     5.1  Representations and Warranties of LK Global. .......  9
     5.2  Disclosure. ........................................ 13

REPRESENTATIONS AND WARRANTIES BY JUNO ....................... 14
     6.1  Representations and Warranties of Juno. ............ 14
     6.2  Disclosure. ........................................ 17

CONDUCT OF PARTIES PENDING CLOSING ........................... 17
     7.1  Conduct of LK Global Business Pending Closing. ..... 17
     7.2  Conduct of Juno Pending Closing. ................... 17

CONDITIONS PRECEDENT TO CLOSING .............................. 19
     8.1  Conditions Precedent to Closing. ................... 19

ADDITIONAL COVENANTS OF THE PARTIES .......................... 20
     9.1  Securities Law Filings Undertaking. ................ 20
     9.2  Future Equity/ Convertible Debt Financings. ........ 21
     9.3  Cooperation. ....................................... 21
     9.4  Expenses. .......................................... 21
     9.5  Publicity. ......................................... 21
     9.6  Confidentiality. ................................... 21

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TERMINATION .................................................. 22
     10.1 Mutual Termination. ................................ 22
     10.2 Termination upon Breach. ........................... 22
     10.3 Termination by LK Global. .......................... 22
     10.4 "Bust Up" Fee. ..................................... 22

SURVIVAL OF REPRESENTATIONS AND WARRANTIES ................... 22
     11.1 As to LK Global. ................................... 22
     11.2 As to Juno. ........................................ 23

MISCELLANEOUS ................................................ 23
     12.1 Entire Agreement, Amendments. ...................... 23
     12.2 Binding Agreement. ................................. 23
     12.3 Indemnification .................................... 23
     12.4 Attorneys' Fees. ................................... 24
     12.5 Severability. ...................................... 24
     12.6 Governing Law. ..................................... 24
     12.7 Notices. ........................................... 24
     12.8 Counterparts; Signatures. .......................... 25

                             EXHIBITS

Exhibit A--    Shareholder Certificate

Exhibit B--    Stock Purchase Agreement (Crijen, Ltd.)

Exhibit C--    List of Shares to be Returned by Certain Juno Shareholders

Exhibit D--    List of LK Global Shareholders to execute Lock-up Agreements

Exhibit E--    Form of Eighteen-month Lock-up Agreement

Exhibit F--    Escrow Agreement

Exhibit G--    Preference Share Subscribers
 .............................................................. 26

SCHEDULE LIST ................................................ 27


<PAGE1

               PLAN AND AGREEMENT OF REORGANIZATION

     This PLAN AND AGREEMENT OF REORGANIZATION ("Agreement") is entered into as of this 30th day of September, 1997, by and between Juno
Acquisitions, Inc., a Nevada corporation ("Juno"), and LK Global
Information Systems, BV, a Netherlands corporation ("LK Global").

                      PLAN OF REORGANIZATION

     The transaction contemplated by this Agreement is intended to be a "tax free" exchange (the "Share Exchange" or "Reorganization") as contemplated by the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. However, no representation is made nor has an opinion been obtained that the transaction qualifies for Section 368(a)(1)(B) treatment. Juno will offer to acquire 100% of LK Global's issued and outstanding capital stock, including Ordinary Shares, par value $0.65 per share, and Preference Shares, par value $0.65 per share (the "LK Global Stock" or the "LK Global Shares"), in exchange for 12,845,000 shares of Juno's voting common stock, par value $0.001 per share and 1,925,000 shares of preferred stock, par value $0.001 per share, which does not include preferred stock underlying certain warrants which are to be issued pursuant to Section 8.1(d) below, to acquire LK Global's Preference Shares on a one-for-one basis (the "Exchange Stock"). Upon the consummation of the exchange transaction and the issuance and transfer of the Exchange Stock as set forth in Section 2 hereinbelow, LK Global will be a wholly-owned subsidiary of Juno.


                             AGREEMENT

                             SECTION 1

                   TRANSFER OF LK GLOBAL SHARES

     1.1 DELIVERY OF LK GLOBAL SHARES. All LK Global Shareholders as of the closing date as such term is defined in Section 4.1 hereof (the "Closing Date"), shall transfer, assign, convey and deliver to Juno, at the Closing, as such term is defined in Section 4.1 hereof (the "Closing"), certificates representing 100% of the shares of the LK Global Stock. The transfer of all LK Global Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as any LK Global shareholder and Juno shall have otherwise agreed in writing prior to the Closing.

                             SECTION 2

                      ISSUANCE OF JUNO STOCK
                   TO LK GLOBAL SHAREHOLDERS

     2.1 ISSUANCE AND DELIVERY OF EXCHANGE STOCK. As consideration for the transfer, assignment, conveyance and delivery of the LK Global Shares hereunder, on the Closing Date, or as soon as practical thereafter, Juno shall deliver to the LK Global Shareholders an aggregate of 12,845,000 shares of Juno voting common stock for all shares of LK Global Ordinary Shares outstanding immediately prior to the Closing Date, plus one share of Juno voting preferred stock for each one share of LK Global Preference Shares outstanding immediately prior to the Closing Date (the "Exchange Stock").

     2.2 NO LIEN OR ENCUMBRANCES ON EXCHANGE STOCK. The issuance of the Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the LK Global Shareholders and Juno shall have otherwise agreed in writing. As provided herein and immediately prior to the Closing Date, Juno shall have issued and outstanding not more than 90,100 shares of Juno Common Stock.

     2.3 RESTRICTIONS ON THE EXCHANGE STOCK. None of the Exchange Stock issued to the LK Global Shareholders shall, at the time of Closing, be registered under federal or state securities laws but, rather, the Exchange Stock shall be issued pursuant to an exemption therefrom. All of such shares shall bear a legend worded substantially as follows:

     "THE SECURITIES WHICH ARE THE SUBJECT OF THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. THEY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE ACT), UNLESS THEY ARE REGISTERED UNDER THE ACT AND UNDER THE LAWS OF THE STATES WHERE EACH SALE IS MADE, OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS IS AVAILABLE IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY."

     Juno's transfer agent shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that Juno register the Exchange Stock under the Securities Act of 1933, as amended (the "Securities Act"), except as set forth in this Agreement, nor shall LK Global or the LK Global Shareholders be required to register any LK Global Shares under the Securities Act.

                             SECTION 3

                        REGISTRATION RIGHTS

     3.1 REGISTRATION. Juno will grant to the LK Global Shareholders registration rights, as follows, which shall be assignable upon transfer of the Exchange Stock and may be exercised in the event that the Exchange Stock delivered pursuant to this Agreement shall be deemed "restricted securities," as that term is defined in Rule 144 as promulgated by the US Securities and Exchange Commission ("SEC") under the Securities Act.

          (a) DEMAND REGISTRATION. After 120 days from the Closing, Juno shall promptly initiate a registration with respect to all or a part of the Exchange Stock and the Juno common stock underlying the Juno Preferred Stock (hereinafter referred to as the "Registrable Securities") to be received in the Reorganization. In this respect, and in connection with all Registrable Securities, Juno will:

               (i) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, and appropriate compliance with applicable regulations issued under the Securities Act and applicable state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities;

               (ii) The holders of Registrable Securities ("Holders") shall be entitled to only one (1) registration pursuant to this Section 3.1 which has been declared or ordered effective by the SEC;

               (iii) Such registration shall be on Form S-3 as designated by the SEC, to the extent Juno meets the applicable requirements under the Securities Act; otherwise Juno will use Form S-1.

          The registration statement filed pursuant to this Agreement may, subject to the provisions set forth below, include other securities of Juno which are held by persons who, by virtue of agreements with Juno, are entitled to include their securities in any such registration ("Other Registrable Securities"), and Juno shall have the right to include securities in such registration for its own account.

          If Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting ("Initiating Holders"), they shall so advise Juno as soon as possible. The right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          If Juno shall request inclusion of its securities in any registration pursuant to Section 3.1, or if holders of Other Registrable Securities request such inclusion, securities of Juno and holders of Other Registrable Securities may be included in the underwriting conditioned on their acceptance of the further applicable provisions of this Section.
Juno shall (together with all Holders, officers, directors, and holders of Other Registrable Securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders and acceptable to Juno (which acceptance shall not be unreasonably withheld or delayed). Notwithstanding any other provision of this Section 3.1, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of Juno held of record by officers or directors (other than Registrable Securities or Other Registrable Securities) of Juno shall be excluded from such registration to the extent so required by such limitation, and if a limitation of the number of shares is still required, then the securities of Juno shall be excluded from such registration to the extent so required by such limitation, and if a limitation of the number of shares is still required, then the Other Registrable Securities shall be excluded from such registration to the extent so required by such limitation, and if a limitation is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which such Holders requested to be included in such registration at the time of filing the registration statement. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities, Other Registrable Securities, or any officer or director who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Juno, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

          (b) EXPENSES OF REGISTRATION. All expenses with respect to registration of the Registrable Securities incurred in connection with any registration, qualification or compliance pursuant to this Section 3.1 shall be borne by Juno. All expenses with respect to selling the securities shall be borne by the holders of the securities so registered, pro rata on the basis of the number of their shares so registered.

          (c) REGISTRATION PROCEDURES. In the case of each registration effected by Juno pursuant to this Section, Juno will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Juno will:

               (i) Keep such registration effective for a period of one hundred eighty (180) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any Prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clause (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in the registration statement;

               (ii) Furnish such number of prospectuses, including a summary or a preliminary prospectus, and other documents incident thereto as each Holder from time to time may reasonably request;

               (iii) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3.1 hereof, Juno will enter into any underwriting agreement reasonably necessary to effect the offer and sale of the securities, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions;

               (iv) Use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, and the rules and regulations promulgated thereunder;

               (v) Use its best efforts to list such Registrable Securities on any securities exchange on which any equity security of Juno is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

               (vi) Furnish to each seller of Registrable Securities included in such registration such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by such sellers;

               (vii) Make available at Juno's offices for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all financial and other records, corporate documents and properties of Juno material to such registration, and cause all of Juno's officers, directors and employees to supply all information material to such registration reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (viii) Furnish or cause to be furnished to each seller of Registrable Securities covered by such registration statement, a copy of the opinion of counsel for Juno, and a copy of the "comfort" letter signed by the independent public accounts who have certified Juno's financial statements included in the registration statement, delivered on the closing date to the underwriters of such Registrable Securities; and

               (ix) In the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal.

                              SECTION 4

                              CLOSING

     4.1 CLOSING OF TRANSACTION; CLOSING DATE. The Closing of the Share Exchange (the "Closing") shall take place when all of the conditions precedent provided for in Section 8.1 shall have been satisfied or waived and all deliveries provided for in Section 4 have been made (the "Closing Date"), unless another date shall be mutually agreed upon by the parties. The Closing shall take place simultaneously at the offices of Bartel Eng Linn & Schroder, 300 Capitol Mall, Suite 1100, Sacramento, CA and at the offices of Grushko & Mittman, 277 Broadway, Suite 801, New York, NY.

     4.2  LEFT INTENTIONALLY BLANK.

     4.3 DELIVERIES ON THE CLOSING DATE BY LK GLOBAL. LK Global shall deliver or cause to be delivered to Juno the following on or before the Closing Date:

          (a) a copy of the minutes and/or consent of LK Global's sole shareholder and its board of directors authorizing LK Global to take the necessary steps toward Closing the transaction described by this Agreement;

          (b) a copy of the Amendment to the Articles filed in late September as evidence of the valid existence of LK Global;

          (c) official copies of LK Global's Articles and Bylaws, as amended to date, in Dutch if necessary;

          (d) an disclosure (director/officer) questionnaire executed by Dr. Kyprianou;

          (e) a legal opinion from Bartel Eng Linn & Schroder to Juno that the offer, sale and issuance of the Exchange Stock is exempt from the registration requirements of the Securities Act, and the Exchange Stock will be eligible for resale in markets outside the United States to non-U.S. Persons pursuant to the provisions of Regulation S;

          (f) copies of LK Global's audited financial statements for the years ended December 31, 1995 and December 31, 1996, and unaudited financial statements for the period ended June 30, 1997, certified to be true and complete copies;

          (g) share certificates representing 12,845,000 shares of LK Global Ordinary Shares, sufficiently endorsed by stock powers for transfer to Juno pursuant to the terms and conditions of this Agreement;

          (h) share certificates representing 1,925,000 shares of LK Global Preference Shares, sufficiently endorsed by stock powers for transfer to Juno pursuant to the terms and conditions of this Agreement;

          (i) copies of the Lock-up Agreements required by Section 8.1(h) below;

          (j) a certificate signed by LK Global's Chief Executive Officer dated as of the Closing Date stating that LK Global is capable of timely producing the financial statements and other information required by Regulation SB to be included in SEC Form 8-K; and

          (k) a certificate signed by LK Global's Chief Executive Officer dated as of the Closing Date stating that all of LK Global's representations and warranties set forth in this Agreement are true and correct and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived.

     4.4 DELIVERIES ON THE CLOSING DATE BY JUNO TO LK GLOBAL. Juno shall deliver, or cause to be delivered, to LK Global the following on or before the Closing Date:

          (a) a copy of the minutes and/or consents of Juno's Board of Directors authorizing Juno to take the necessary steps toward Closing the transaction described by this Agreement;

          (b) a copy of a Certificate of Good Standing for Juno issued not more than thirty days prior to the Closing by the Nevada Secretary of State;

          (c) a list of shareholders of record of Juno as of September 30, 1997 certified by Juno's transfer agent;

          (d) a certificate signed by Juno's Chief Executive Officer dated as of the Closing Date stating that all of Juno's representations and warranties set forth in this Agreement are true and correct and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived.

     4.5 DELIVERIES ON THE CLOSING DATE BY JUNO TO LK GLOBAL SHAREHOLDERS. Juno shall deliver, or cause to be delivered, irrevocable instructions to its transfer agent to issue to the LK Global Shareholders certificates representing the Exchange Stock, each in the appropriate denomination, as requested by the LK Global Shareholders, in the aggregate amount of 12,845,000 shares of Common Stock and 1,925,000 shares of Preferred Stock.

     4.6 FILINGS; COOPERATION. LK Global and Juno shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

                             SECTION 5

            REPRESENTATIONS AND WARRANTIES BY LK GLOBAL

     5.1 REPRESENTATIONS AND WARRANTIES OF LK GLOBAL. Subject to the schedules, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to Juno), LK Global on behalf of itself and its subsidiaries on a consolidated basis represents and warrants to Juno as follows:

          (a) ORGANIZATION AND GOOD STANDING. LK Global and its subsidiaries are legal business entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions, and have all requisite power and authority to own or lease properties and to carry on business as now being conducted and as proposed to be conducted. LK Global and its subsidiaries are duly qualified and in good standing in each jurisdiction in which the nature of their properties, assets or business requires such qualification.

          (b) CAPITALIZATION. LK Global's authorized capital stock consists of 25,000,000 shares, 20,000,000 of which are Ordinary Shares, $0.65 par value, of which 12,845,000 are issued and currently outstanding or will be issued and outstanding as of the Closing Date, and 5,000,000 of which are Preference Shares, $0.65 par value, of which 1,925,000 are issued and currently outstanding, or will be issued and outstanding as of the

Closing Date.   All of such outstanding shares are validly issued, fully
paid and non-assessable.  Other than the securities disclosed under this
Section 5.1(b), LK Global and its subsidiaries do not have any equity securities or instruments convertible into equity authorized, issued or outstanding.

          (c) AUTHORITY TO EXECUTE AGREEMENT. The sole shareholder of LK Global and LK Global's board of directors, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by LK Global of this Agreement, and has duly agreed to each of the transactions hereby contemplated. LK Global has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. LK Global has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon LK Global in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of LK Global, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to LK Global.

          (d) SUBSIDIARIES. Except as set forth in Schedule 5.1(d), LK Global has no subsidiaries and no other material investments, directly or indirectly, or other material financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever. Unless otherwise indicated in Schedule 5.1(d), LK Global owns 100% of the subsidiaries listed. Except as set forth in Sections 5.1(j) and 5.1(k) below, LK Global is the legal and beneficial owner free of any liens and encumbrances of all the issued and outstanding stock of the subsidiaries and no other party has any right to assert an interest, inchoate or otherwise, in any shares of capital stock of the subsidiaries or in the ownership of the subsidiaries. The subsidiaries have no outstanding commitments, subscriptions, options, warrants, call demands, convertible securities or other instruments, arrangements or agreements of any character or nature (either firm or conditional) under which the subsidiaries are or may be obligated to issue, redeem or repurchase any equity securities or obligations convertible into or exchangeable for any equity securities.

          (e) STOCKHOLDERS' EQUITY. LK Global has conducted its business such that its stockholders' equity (without adjustment for the amortization of goodwill) at the Closing is equal to or greater than its stockholders' equity on September 15, 1997.

          (f) NON-US PERSONS. None of the shareholders of LK Global are "US Persons" as such term is defined in Rule 902(o) of Regulation S. LK Global has received, or will receive prior to, and as a condition to, issuance of Juno shares, representations from its Common Stock shareholder as set forth in Exhibit A to the effect that such shareholder meets the requirements of Regulation S. Upon subscription, LK Global has received such representations from the investors in the Preferred Stock.

          (g) STOCK FREE FROM ENCUMBRANCES. The sole shareholder of the Ordinary Shares, the subscribers to the Preference Shares and Alpha Capital, the placement agent who holds a contract right to receive the Preference Shares of LK Global are the legal and beneficial owners of the LK Global Shares, subscription rights or contract rights, respectively, free of any liens and encumbrances, and no other party has any right to assert an interest, inchoate or otherwise, in any of the LK Global Shares, subscription rights or contract rights, respectively. Notwithstanding the foregoing, it is the intention of the sole shareholder of LK Global to transfer a portion of its shares of Exchange Stock after the Closing to the persons and entities set forth in Schedule 5.1(g).

          (h) FINANCIAL STATEMENTS. Subject to the limitations set forth in LK Global's financial statements to be delivered pursuant to Section 4.3(f), such financial statements are true, complete and correct, in all material respects are in accordance with the books and records of LK Global, have been prepared in accordance with United Kingdom generally accepted accounting principles, applied on a basis consistent with prior accounting periods, and present fairly the financial position and the results of operations and changes in financial positions for the periods indicated. The books of account of LK Global fully and fairly reflect all of the material transactions of LK Global.

          (i) MARKETABLE TITLE. Except as set forth in the financial statements of LK Global referenced in Section 4.3(f), and Sections 5.1(j) and 5.1(k) below, LK Global and its subsidiaries have good and marketable title to all of their material properties and assets, free and clear of any imperfection of title, security interest, lien, claim or encumbrance of any kind except for the lien of taxes not yet due and payable, and assets or properties held under valid and subsisting leases which are in full force and effect and which LK Global and its subsidiaries are not in default with or without notice or lapse of time.

          (j) ABSENCE OF CERTAIN CHANGES. Since the date of the most recent unaudited financial statements specified in Section 4.3(f) above, to the best of its knowledge, there has been no material change in LK Global's financial condition, assets or liabilities.

          (k) ABSENCE OF UNDISCLOSED LIABILITIES. Except for accounts payable and other liabilities as disclosed in LK Global's financial statements to be delivered pursuant to Section 4.3(f), LK Global has no other liabilities, other than those incurred in the ordinary course of business, secured or unsecured and whether accrued, absolute, contingent, direct, indirect or otherwise, which would be individually, or in the aggregate, material to the results of operations or financial condition of LK Global as of the Closing Date.

          (l) LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against LK Global, its subsidiaries, or the properties of either. There are no actions, suits or proceedings pending, or, to the knowledge of LK Global, threatened against or affecting LK Global, any of its officers or directors relating to their positions as such, its subsidiaries, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of LK Global or its subsidiaries which might result in any material adverse change in the operations or financial condition of LK Global, or which might prevent or materially impede the consummation of the transactions under this Agreement.

          (m) TAX MATTERS. Except as set forth in LK Global's financial statements to be delivered pursuant to Section 4.3(f), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of LK Global and its subsidiaries have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. LK Global and its subsidiaries have not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Except as set forth in LK Global's financial statements to be delivered pursuant to Section 4.3(f), LK Global or its subsidiaries are not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

          (n) COMPLIANCE WITH LAWS. To the best of its knowledge, the operations and affairs of LK Global and its subsidiaries do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial condition or operations of LK Global.

          (o) OPERATING AUTHORITIES. To the best of its knowledge, LK Global and its subsidiaries have all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. Except as otherwise disclosed in this Agreement, during the last 2 years, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.

          (p) BOOKS AND RECORDS. The books and records of LK Global and its subsidiaries on a consolidated basis are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving LK Global and its subsidiaries on a consolidated basis which properly should have been set forth therein and which have not been accurately so set forth.

          (q) SECURITIES LAWS FILINGS. LK Global is unaware of any fact relating to LK Global which would prevent Juno's compliance with the filings requirements pursuant to United States Federal or State securities laws.

          (r) MINUTES. The Minutes of LK Global as delivered to Juno contains complete and correct records of all meetings and other corporate actions of the Boards of Directors (including any committee established by the Directors) and the shareholders of LK Global, as maintained by it, and is maintained pursuant to the requirements of the jurisdictions of its incorporation.

     5.2 DISCLOSURE. LK Global has disclosed all events, conditions and facts materially affecting the business and prospects of LK Global. LK Global has not withheld knowledge of any such events, conditions or facts which LK Global knows, or has reasonable grounds to know, may materially affect LK Global's business and prospects. No representation or warranty by LK Global in this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to Juno by LK Global in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

                             SECTION 6

              REPRESENTATIONS AND WARRANTIES BY JUNO

     6.1 REPRESENTATIONS AND WARRANTIES OF JUNO. Juno represents and warrants to LK Global as follows:

          (a) ORGANIZATION AND GOOD STANDING. Juno is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted.

          (b) CAPITALIZATION. Juno's authorized capital stock consists of 75 million shares of $0.001 par value Common Stock (referred to above as "Juno Common Stock"), of which 813,590 are currently outstanding and 90,100 will be issued and outstanding as of the Closing Date and held by approximately 45 shareholders, and 15 million of which are preferred stock, $0.001 par value, of which none are issued and currently outstanding or will be issued and outstanding as of the Closing Date. Schedule 6.1(b) sets forth the names and share ownership of each Juno shareholder owning over 5% of Juno's outstanding common stock as of the date of this Agreement. There are no authorized and/or outstanding options and/or warrants for Juno Common Stock and no other equity securities or debt obligations of Juno authorized, issued or outstanding and there is no other outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any Juno stock, and there is no outstanding security of any kind convertible into Juno stock.

          (c) AUTHORITY TO EXECUTE AGREEMENT. The Board of Directors of Juno, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Juno of this Agreement, and has duly agreed to each of the transactions hereby contemplated. Juno has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Juno has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon Juno. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Juno, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Juno.

          (d) SUBSIDIARIES. Juno has only one subsidiary, Crijen Ltd., a New Brunswick corporation, which may be disposed of prior to the Closing pursuant to the Stock Purchase Agreement attached hereto as Exhibit B. Juno has no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

          (e) FINANCIAL STATEMENTS. Juno will deliver to LK Global, prior to the Closing Date, copies of Juno's audited financial statements for the year ended December 31, 1996, and unaudited financial statements for the quarter ended June 30, 1997, both of which, to the best of its knowledge, are true and complete and have been prepared in accordance with generally accepted accounting principles.

          (f) NO DIRECTED SELLING EFFORTS NOR OFFERS. Juno has not offered the Preferred Shares to any person in the United States or to any "U.S. Person" nor has it conducted any "directed selling efforts" with respect to the Preferred Shares as these terms are defined in SEC
Regulation S.

          (g) ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 6.1(g), since the date of the most recent unaudited financial statements in Juno's Form 10-Q for the quarter ended June 30, 1997, to the best of its knowledge, there has been no material change in Juno's financial condition, assets or liabilities.

          (h)  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth in
Schedule 6.1(h) or to the extent reflected in Juno's most recent financial statements in Juno's Form 10-Q for the quarter ended June 30, 1997, Juno has no knowledge of any other liabilities, as of the Closing Date, of any nature, whether accrued, absolute, contingent, or otherwise except the expenses in connection with the acquisition of LK Global, which would be material, individually or in the aggregate, to the results of operation or financial condition of Juno.

          (i) LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Juno or its properties. There are no actions, suits or proceedings pending, or, to the knowledge of Juno, threatened against or relating to Juno. Juno is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

          (j) TAX MATTERS. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of Juno have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Juno has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Juno is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

          (k) COMPLIANCE WITH LAWS. To the best of its knowledge, the operations and affairs of Juno do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial condition or operations of Juno.

          (l) EMPLOYEES. Juno's Articles of Incorporation provide indemnification of directors and officers and other corporate agents to the fullest extent permitted pursuant to the laws of Nevada. The Articles of Incorporation also limit the personal liability of Juno's directors to the fullest extent permitted by the Nevada Revised Statutes. The Nevada Revised Statutes contain provisions entitling directors and officers of Juno to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Juno, provided the officer or director acted in good faith. Except for such indemnification, there are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between Juno and any of its directors, officers or employees and there is no employment, consulting, severance or indemnification arrangements, agreements or understandings between Juno on the one hand, and any current or former directors, officers or employees of Juno on the other hand.

          (m) OPERATING AUTHORITIES. To the best of its knowledge, Juno has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted. During the last 2 years, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.

          (n) BOOKS AND RECORDS. The books and records of Juno are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving Juno which properly should have been set forth therein and which have not been accurately so set forth.

     (o) SECURITIES LAWS FILINGS. Juno is unaware of any fact relating to Juno which would prevent Juno's compliance with the filings requirements pursuant to United States Federal or State securities laws.

          (p) FINDER'S FEES. Except as disclosed in Schedule 6.1(p), to its knowledge, Juno is not liable or obligated to pay any finder's, agent's, broker's fee or consultant's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

     6.2 DISCLOSURE. No representation or warranty by Juno in this Agreement, nor any statement or certificate furnished or to be furnished to LK Global by Juno pursuant hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                             SECTION 7

                CONDUCT OF PARTIES PENDING CLOSING

7.1 CONDUCT OF LK GLOBAL BUSINESS PENDING CLOSING. LK Global covenants that, pending the Closing Date:

          (a) No change will be made in LK Global's Articles of Incorporation or bylaws other than such changes as may be first approved in writing by Juno.

          (b) Subject to the protection provided by Section 9.6 herein, LK Global has given or will give to Juno, its accountants and other representatives full access during normal business hours throughout the period prior to the Closing Date, to all of LK Global's properties, books, contracts, commitments, and records, and has furnished Juno during such period with all such information concerning LK Global's affairs as Juno may reasonably request.

     7.2 CONDUCT OF JUNO PENDING CLOSING. Juno covenants that, pending the Closing:

          (a) Juno's business will be conducted only in the ordinary course.

          (b) Except for the designation of Series A Preferred Stock and the Series B Preferred Stock, no change will be made in Juno's Articles of Incorporation or bylaws other than such changes as may be first approved in writing by LK Global.

          (c) Juno will not consider any inquiries or proposals relating to the possible merger or reorganization of Juno or its assets, except to the extent that they may be legally obligated to do so in which case LK Global would be notified in writing.

          (d) Other than in the ordinary course of business, no contract or commitment will be entered into by or on behalf of Juno or indebtedness otherwise incurred, except with the prior consent of LK Global.

          (e) No dividends shall be declared, no stock bonuses, options, warrants or shareholder rights shall be granted, no securities shall be redeemed, no equity securities shall be issued, and no assets shall be distributed to shareholders, except with notice in writing to LK Global.

          (f) No material increases in annual compensation to employees shall be made, no increases at all in annual compensation of any person whose compensation from Juno in the last preceding fiscal year exceeded $5,000 shall be made, and no new employment agreements shall be entered into with officers or directors of Juno.

          (g) Juno shall not increase, terminate, amend or otherwise modify any plan for the benefit of employees.

          (h) Juno shall not grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formula or otherwise. Notwithstanding the foregoing, the provisions of this paragraph shall not be construed to apply to the attorneys' fees of Grushko & Mittman relating to the Reorganization. In this respect, the maximum amount Juno shall be liable for the attorneys' fees of Grushko & Mittman after the Closing shall not exceed the Juno's available cash on hand prior to the Closing of the Reorganization. Any additional attorneys' fees shall be paid by certain Juno shareholders.

          (i) Juno shall not dispose of any of its assets, except in the ordinary course of business, excepting therefrom the sale to Mr. Richard Jones of the optoelectric drum input system licensed to Crijen, Ltd., for $100. The structure of the transaction shall be a purchase of all of the capital stock of Crijen Ltd, as set forth in Exhibit B to this Agreement.

Furthermore, the option shall include representations and warranties by Mr. Jones that no liabilities exist relating to the technology and shall further provide for the indemnity by Mr. Jones for any such liabilities and holding Juno harmless against any claims thereto.

          (j) Juno will use its best efforts to preserve Juno's business organization intact; and to preserve the goodwill of those having business relations with Juno.

          (k) Subject to the protection provided by Section 9.6 herein, Juno has given or will give to LK Global, its accountants and other representatives, full access during normal business hours throughout the period prior to the Closing Date, to all of Juno's properties, books, contracts, commitments, and records, and has furnished LK Global during such period with all such information concerning Juno's affairs as LK Global may reasonably request.

                             SECTION 8

                  CONDITIONS PRECEDENT TO CLOSING

     8.1 CONDITIONS PRECEDENT TO CLOSING. All obligations of Juno and LK Global under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of all conditions herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by
Section 4 herein, and fulfillment, prior to the Closing Date, of each of the following conditions:

          (a) LK Global's and Juno's representations, warranties and covenants contained in this Agreement shall be true at the time of the Closing Date as though such representations, warranties and covenants were made at such time.

          (b) LK Global shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

          (c) Juno shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing Date.

          (d) LK Global shall have raised a minimum of $4 million capital, which funds shall be held in escrow until the Closing, pursuant to a private placement of up to 1,750,000 shares of its preferred shares at $4.00 per share. The Managing Placement Agreement provides for an eight percent (8%) sales commission and a two percent (2%) non-accountable expense allowance to be paid to the Placement Agent and participating brokers. In addition, LK Global has agreed to issue Preference Shares as additional compensation equal to ten percent (10%) of the number of

Preference Shares placed by the Placement Agent, which are included in the Exchange Stock. In this respect, Exhibit G attached hereto sets forth the identity of the subscribers to the Preference Shares. LK Global will also sell, after the Closing, for nominal consideration to the Placement Agent warrants entitling the Placement Agent to purchase an amount of Preferred Shares equal to five percent (5%) of the shares placed in the offering at a price of $5.00 (USD) per share, which warrant shall be subject to a mandatory conversion to a warrant for Juno Preferred Stock.

          (e) Juno shall have secured the return of certain Common Stock holdings of certain Juno shareholders, as set forth in Exhibit C hereto, as a tax free contribution, which, subject to completion of any ministerial duties by the transfer agent, shall result in Juno's having only 90,100 Common Stock shares issued and outstanding upon Closing.

          (f) LK Global shall have obtained and delivered a legal opinion from Bartel Eng Linn & Schroder to Juno that the offer, sale and issuance of the Exchange Stock is exempt from the registration requirements of the Securities Act, and the Exchange Stock will be eligible for resale in markets outside the United States to non-U.S. Persons pursuant to the provisions of Regulation S.

          (g) Effective as of the Closing Date, Juno's sole director shall resign from the board and appoint a new director, as nominated by letter from LK Global's Chief Executive Officer.

          (h) Each shareholder of LK Global set forth in Exhibit D shall have executed a Lock-up Agreement in the form attached hereto as Exhibit E.

          (i) Not less than ten (10) days shall lapse between the filing and mailing of the Schedule 14f-1 and the Closing.

          (j) The parties shall issue Joint Instructions to the Escrow Agent for return of the "Bust-up" Fee specified in Section 10.4 to LK Global.

                             SECTION 9

                ADDITIONAL COVENANTS OF THE PARTIES

     9.1 SECURITIES LAW FILINGS UNDERTAKING. The parties undertake to use their best efforts to assist Juno in the preparation and timely filing of all securities acts filings and filings with any governmental agency required as a result of the transactions described in this Agreement, including the preparation of certified financial statements of LK Global in form acceptable for filing with the SEC pursuant to Regulation S-B, S-K or S-X, for particular inclusion in a Form 8-K relating to the transactions described in this Agreement, and Form 10-K and Form 10-Q filings. All such filings shall be made at Juno's expense. The parties are unaware of any fact relating to LK Global or Juno which would prevent Juno's compliance with the filings requirements pursuant to United States Federal or State securities laws.

     9.2 FUTURE EQUITY/ CONVERTIBLE DEBT FINANCINGS. For the benefit of Juno shareholders, without the consent of Gary Takata, Juno shall not issue any equity or convertible or debt securities at a price below $4.00 per common or preferred share during the first nine months following the Closing Date, excluding compensation for employees of up to 1,486,000 shares.

     9.3 COOPERATION. LK Global and Juno will cooperate with each other and their respective agents in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

     9.4 EXPENSES. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, finder's and consultant's fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein. However, the parties hereto acknowledge that certain finders will be owed fees which shall be paid by LK Global by the issuance of 20,000 shares of Juno's common stock pursuant to SEC Regulation D after the closing of the Reorganization.

     9.5 PUBLICITY. Prior to the Closing Date, any written news releases and/or other shareholder communication by any party pertaining to this Agreement or the transactions contemplated herein shall be submitted to the other parties for their review and approval prior to such news release and/or other shareholder communication provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

     9.6 CONFIDENTIALITY. While each party is obligated to provide access to and furnish information in accordance with this Agreement, it is understood and agreed that such disclosure and information obtained as a result of such disclosures are proprietary and confidential in nature.
Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry. This Section 9.6 shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transaction called for by this Agreement and shall not be limited to the time period otherwise set forth in Section 11 below.

     9.7 REMOVAL OF RESTRICTIVE LEGENDS. Juno and LK Global agree that the restrictive legend on Gary Takata's share certificates shall be removed within five (5) business days of Closing to be held by Grushko and Mittman and released to Gary Takata upon an opinion of counsel by Grushko and Mittman to the effect that the shares may be transferred in compliance with SEC Rule 144.

                            SECTION 10

                            TERMINATION

     10.1 MUTUAL TERMINATION. LK Global and Juno may agree to mutually terminate this Agreement prior to Closing without any liability to each other.

     10.2 TERMINATION UPON BREACH. Either party may terminate this Agreement upon a material breach of this Agreement by the other.

     10.3 TERMINATION BY LK GLOBAL. Subject to Section 10.4 below, LK Global may unilaterally decide to abandon the Reorganization.

     10.4 "BUST UP" FEE. Prior to the execution of this Agreement, LK Global has deposited $25,000 into an escrow account maintained by Grushko & Mittman, Attorneys at Law, upon the terms and conditions set forth in the escrow agreement set forth as Exhibit F hereto. If the Closing provided for in Section 8.1 does not occur prior to December 31, 1997, due to LK Global's inability to meet the conditions of the closing or LK Global's unilateral decision to abandon the Reorganization, then LK Global agrees to pay to Juno, from the escrow, an amount equal to all of the expenses incurred by Juno in connection with the preliminary letter agreement, the negotiations leading to its execution, the examination and investigation of the LK Global, the preparation and negotiation of this Reorganization Agreement and related agreements, and in all other ways related to the Reorganization, including, but not limited to, all fees and expenses incurred by Juno to investment bankers, accountants, attorneys and other agents, but in no case shall the amount paid hereunder exceed the sum of $25,000.

                            SECTION 11

                  SURVIVAL OF REPRESENTATIONS AND
                            WARRANTIES

     11.1 AS TO LK GLOBAL. The representations and warranties of LK Global contained herein shall survive the execution and delivery of this

Agreement, the Closing and the consummation of the transactions called for by this Agreement for a period of 2 years from the date of this Agreement unless a lesser time period is specified.

     11.2 AS TO JUNO. The representations and warranties of Juno contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement for a period of 2 years from the date of this Agreement unless a lesser time period is specified.

                            SECTION 12

                           MISCELLANEOUS

     12.1 ENTIRE AGREEMENT, AMENDMENTS. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof, including the Letter of Intent executed by the parties on September 15, 1997. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties to this Agreement.

     12.2 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors in interest; provided, that neither this Agreement nor any right hereunder shall be assignable by Juno or LK Global without the prior written consent of the other parties.

     12.3 INDEMNIFICATION

          (a) BY JUNO. Juno covenants and agrees to defend, indemnify and hold harmless LK Global and each of its officers, directors, employees, agents, advisors and shareholders and affiliates, as such persons existed prior to the Closing Date (collectively, the "LK Global Indemnitees") from and against, any loss, liability, damage or expense (including reasonable attorneys' fees and costs) which any LK Global Indemnitee may suffer, sustain or become subject to as a result of a breach of any representation or warranty or covenant by Juno contained in this Agreement.

          (b) BY LK GLOBAL. LK Global covenants and agrees to defend, indemnify and hold harmless Juno and each of its officers, directors, employees, agents, advisors and shareholders and affiliates, as such persons existed prior to the Closing Date (collectively, the "Juno Indemnitees") from and against any loss, liability, damage or expense (including reasonable attorneys' fees and costs) which any Juno Indemnitee may suffer, sustain or become subject to, as a result of a breach of any representation, warranty or covenant by LK Global contained in this Agreement.

     12.4 ATTORNEYS' FEES. Except as otherwise provided for in Section 9.4 above, in the event of any controversy, claim or dispute among the parties to this Agreement arising out of or relating to this Agreement or breach thereof, the prevailing party shall be entitled to recover reasonable legal expenses, attorneys' fees and costs, in addition to any other relief such party may be entitled.

     12.5 SEVERABILITY. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect on any other provisions hereof.

     12.6 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

          Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each of the parties hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in the manner specified for notices herein.

     12.7 NOTICES. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 5 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission, if sent by facsimile to the following:

     IF TO LK GLOBAL:

          Duke's Court, Duke's Street
          Woking Surrey GU215BH
          England
          Fax: 011-44-148-373-0583
          with copy to:

               Scott E. Bartel, Esq.
               Bartel Eng Linn & Schroder
               300 Capitol Mall, Suite 1100
               Sacramento, CA  95814
               Fax: (916) 442-3442

     IF TO JUNO:

          370 Lexington Avenue, Suite 1808
          New York, NY  10017
          Fax: (212) 661-1617

          with copy to:

               Ed Grushko, Esq.
               Grushko & Mittman, Attorneys at Law
               277 Broadway, Suite 801
               New York, NY  10007
               Fax: (212) 227-5865

     12.8 COUNTERPARTS; SIGNATURES. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument. This Agreement may be executed by a party and sent to the other parties via facsimile transmission and the facsimile transmitted copy shall have the same integrity, force and effect as an original document.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JUNO ACQUISITIONS, INC.,           LK GLOBAL INFORMATION SYSTEMS, BV,
a Nevada corporation               a Netherlands corporation



By:                                By:
   Gary Takata, President              Lycourgos K. Kyprianou, President

                 ADDENDUM TO PLAN AND AGREEMENT OF

          REORGANIZATION BETWEEN JUNO ACQUISITIONS, INC.

                                AND

                 LK GLOBAL INFORMATION SYSTEMS BV


     This Addendum is entered into this 8th day of October, 1997, by and between Juno Acquisitions, Inc., a Nevada corporation ("Juno") and LK Global Information Systems BV, a Netherlands corporation ("LK Global") amending that certain Plan and Agreement of Reorganization between Juno and LK Global dated as of September 30, 1997 (the "Reorganization Agreement").

     WHEREAS, the Reorganization Agreement contemplates that certain shareholders of Juno will surrender shares of as a contribution to capital pursuant to Section 8.1(e) and Schedule C to the Reorganization Agreement resulting in Juno having 90,100 shares of common stock issued and outstanding upon the Closing; and

     WHEREAS, the parties now desire to revise the number of shares to be surrendered by Juno shareholders as set forth in this Addendum.

     NOW THEREFORE, Juno and LK Global agree to amend the Reorganization Agreement as follows:

     1.  SECTION 8(E).  The number "90,100" appearing in the fifth line of
Section 8(e) of the Reorganization Agreement is hereby amended to read
"111,690."

     2. SCHEDULE C. Schedule C to the Reorganization Agreement is hereby amended by decreasing the number of shares surrendered, and increasing the number of shares retained by Gary Takata, Carlene Mackay, and L.J. Takata collectively by 10,795 shares and One World Capital Ltd by 10,795 shares.

     3.   REPRESENTATIONS AND WARRANTIES.    All representations and
warranties which would be affected by the foregoing amendments shall also be deemed to be amended to give effect such amendments.

     4. ALL OTHER AGREEMENTS TO REMAIN IN EFFECT. All other agreements and the provisions of the Reorganization Agreement which have not been amended hereby shall continue in effect.

     5. COUNTERPARTS; SIGNATURES. This Addendum may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument. This Addendum may be executed by a party and sent to the other parties via facsimile transmission and the facsimile transmitted copy shall have the same integrity, force and effect as an original document.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.


JUNO ACQUISITIONS, INC.            LK GLOBAL INFORMATION SYSTEMS BV



By:_________________________       By:___________________________________
     Gary Takata, President             Lycourgos K. Kyprianou, President